Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS THIRD QUARTER 2021 OPERATING RESULTS

RYE, NY (October 26, 2021) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year-to-date period ended September 30, 2021. All per share amounts are on a fully-diluted basis, where applicable.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI").

Third Quarter and Recent Highlights

•	Third Quarter Earnings and Operating Results:
o	GAAP earnings per share of $0.13, FFO per share of $0.41 and FFO before Special Items per share of $0.27
o	Increased same-property NOI by 7%
o	Increased cash collections to 97%
•	Core Portfolio Leasing:
o	Core Portfolio leasing pipeline exceeded $16 million, which included $10 million of executed leases to date
o	Driven by its Street portfolio, GAAP and cash leasing spreads increased to 18.5% and 10.8%, respectively, on comparable new and renewal leases
o	Core Portfolio is 90.3% occupied and 92.6% leased as of September 30, 2021, compared to 89.8% occupied and 92.4% leased as of June 30, 2021
•	Core Structured Financing and Fund V Acquisitions Activity:
o	Funded a $42 million Core structured financing investment during the third quarter and approximately $60 million year to date
o	Completed approximately $96 million of Fund V acquisitions during the quarter along with a growing pipeline
•	City Point (Fund II) Leasing Update:
o	Signed an approximately 70,000 square feet lease with an international retailer for a significant portion of the former Century 21 space
o	BASIS independent school opened in October 2021

“Our strong third quarter results were driven by a combination of solid leasing activity and improved tenant performance,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “This activity reflects retailer's confidence in the strength of the recovery and the importance of their physical stores, especially in key, must-have locations. We are also beginning to see important contributions to our earnings growth from our recent and continued investment activity, both within our Core Portfolio and Fund Platform. This combination of strong internal growth complemented with our profitable investment activity positions us for the potential for strong results for several years to come.”

CORE PORTFOLIO

Core Portfolio Operating Results

The Company had an increase in same-property NOI of 7% for the third quarter 2021 as compared to the third quarter 2020, driven by rent commencement on new leases and improved credit reserves.

The Core Portfolio was 90.3% occupied and 92.6% leased as of September 30, 2021 compared to 89.8% occupied and 92.4% leased as of June 30, 2021. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

Driven by its Street portfolio, the Company generated an 18.5% increase in rent spreads on a GAAP basis and 10.8% increase in rent spreads on a cash basis, on 15 conforming new and renewal leases aggregating approximately 44,000 square feet during the third quarter. Subsequent to the third quarter, the Company profitably pre-leased 565 Broadway in Soho, New York.

The Company's Core Portfolio leasing pipeline exceeded $16 million including $10 million executed to date.

Acadia increased cash collections to 97% for the third quarter as of October 12, 2021.

The Company's pro-rata share of net credit losses and abatements was $0.2 million, inclusive of a benefit of $1.6 million of previously-reserved tenant accounts for the quarter ended September 30, 2021 as follows:

Third Quarter 2021 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries	$1.4	$—	$0.4	$1.8	$0.02
Prior Period (Benefit), Net	(0.6)	(0.7)	(0.3)	(1.6)	(0.02)
Total	$0.8	$(0.7)	$0.1	$0.2	$—

CORE STRUCTURED FINANCING AND FUND V ACQUISITIONS ACTIVITY

Core Structured Financing Investment

In September 2021, the Company completed a $42 million structured financing investment on a property located at 57-63 Greene Street in Soho, New York that included certain participation and purchase provisions. This property expanded the Company’s presence and existing cluster of street retail assets on Greene Street.

Year to date, the Company has made approximately $60 million of structured financing investments.

Fund V Acquisitions

Fund V completed $96 million of acquisitions during the third quarter and its pipeline continues to grow.

Canton Marketplace, Canton, GA. In August 2021, Fund V completed the acquisition of Canton Marketplace, a 350,000 square-foot power center located in Canton, Georgia for $51 million. At acquisition, the property was 87% leased to a strong lineup of tenants including Dick’s Sporting Goods, TJ Maxx and Best Buy and is shadow-anchored by Target, Kohl’s and Lowe’s. At approximately $150 per foot acquisition cost, the property is consistent with Acadia’s “only game in town” strategy, with attractive co-tenancy and a strong renewal history. The acquisition of Canton Marketplace includes the assumption of a $31.8 million mortgage with approximately 20 months of remaining term.

Monroe Marketplace, Selinsgrove, PA. In September 2021, Fund V completed the acquisition of Monroe Marketplace, a 370,000 square-foot grocery-anchored shopping center located along the highly trafficked Route 11/15 in Selinsgrove, Pennsylvania for approximately $45 million and at approximately $120 per foot acquisition cost. The property is 99% leased, anchored by Giant supermarket and Kohl’s and shadow-anchored by Target. Giant supermarket’s lease term was extended to 2035 in connection with the acquisition.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income or loss to NOI is included in the financial tables of this release.

Net Income (Loss)

Net income attributable to Acadia for the quarter ended September 30, 2021 was $12.1 million, or $0.13 per share, which included $13.4 million, or $0.14 per share, from the unrealized mark-to-market gain on Albertsons, which was partially offset by Fund impairment charges of $2.3 million, or $0.02 per share. Net loss attributable to Acadia for the quarter ended September 30, 2020 was $9.0 million, or $0.10 per share, which included (i) $13.3 million, or $0.15 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) $2.2 million, or $0.03 per share from the unrealized mark-to-market loss on Albertsons.

Net income attributable to Acadia for the nine months ended September 30, 2021 was $21.1 million, or $0.24 per share, which included (i) $15.8 million, or $0.17 per share, from the unrealized mark-to-market gain on Albertsons and (ii) $6.6 million, or $0.07 per share, attributable to an aggregate gain on dispositions of Core Portfolio and Fund investments, which was partially offset by (i) $3.7 million, or $0.04 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) Fund impairment charges of $2.3 million, or $0.02 per share. Net income attributable to Acadia for the nine months ended September 30, 2020 was $2.0 million, or $0.02 per share, which included $22.6 million of Acadia's share, or $0.25 per share from the monetization of and unrealized mark-to-market gain on Albertsons, which was offset by (i) $26.9 million, or $0.30 per share, related to credit loss, straight-line rent reserves and tenant abatements and (ii) Fund impairment charges of $12.4 million, or $0.14 per share, primarily due to the COVID-19 Pandemic.

FFO as Defined by NAREIT

FFO for the quarter ended September 30, 2021 was $38.3 million, or $0.41 per share, and included $13.4 million, or $0.14 per share, from the unrealized mark-to-market gain on Albertsons. FFO for the quarter ended September 30, 2020 was $15.6 million, or $0.17 per share, which included (i) $13.3 million, or $0.15 per share, related to credit loss and straight-line rent reserves, primarily due to the COVID-19 Pandemic and (ii) $2.2 million, or $0.03 per share, from the unrealized mark-to-market loss on Albertsons.

FFO for the nine months ended September 30, 2021 was $91.0 million, or $0.98 per share, and included $15.8 million, or $0.17 per share, from the unrealized mark-to-market gain on Albertsons and was offset by $3.7 million, or $0.04 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic. FFO for the nine months ended September 30, 2020 was $88.4 million, or $0.96 per share, inclusive of $22.6 million, or $0.25 per share, from the monetization and unrealized mark-to-market gain on Albertsons, which was offset by $26.9 million, or $0.29 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO before Special Items

FFO before Special Items for the quarter ended September 30, 2021 was $25.0 million, or $0.27 per share, which excluded $13.4 million, or $0.14 per share, from the unrealized mark-to-market gain on Albertsons. FFO before Special Items for the quarter ended September 30, 2020 was $17.8 million, or $0.20 per share, which excluded approximately $2.2 million, or $0.03 per share from the unrealized mark-to-market loss on Albertsons.

FFO before Special Items for the nine months ended September 30, 2021 was $75.2 million, or $0.81 per share, which excluded $15.8 million, or $0.17 per share, from the unrealized mark-to-market gain on Albertsons. FFO before Special Items for the nine months ended September 30, 2020 was $72.3 million, or $0.79 per share, which excluded $16.2 million, or $0.18 per share, from the unrealized mark-to-market gain on Albertsons.

FUND PLATFORM

City Point (Fund II) Leasing Update

City Point signed an approximately 70,000 square feet lease with an international retailer for a significant portion of the former Century 21 space.

The BASIS independent school opened its second Brooklyn campus in October 2021 for approximately 60,000 square feet.

2021 GUIDANCE

The Company reaffirmed its annual 2021 guidance for FFO before Special Items of $1.05 to $1.14. Additionally, the Company updated its net income and FFO to reflect the year-to-date unrealized holding gains recognized related to its investment in Albertsons through September 30, 2021. The Company has not reflected any forward-looking estimates on Albertsons in its net income and FFO guidance assumptions. The impact of such change is illustrated in the table below:

2021 Guidance
	Initial	Q2	Q3

Net (loss) earnings per share attributable to Common Shareholders	$(0.12) to $0.04	$(0.02) to $0.07	$0.12 to $0.21
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	1.22 to 1.26	1.22 to 1.26	1.22 to 1.26
Gain on disposition of properties (net of noncontrolling interests' share)	(0.05) to (0.07)	(0.05) to (0.07)	(0.05) to (0.07)
Noncontrolling interest in Operating Partnership	(0.07) to (0.09)	(0.07) to (0.09)	(0.07) to (0.09)
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.08 to $1.17	$1.22 to $1.31

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	—	(0.03)	(0.17)
Funds from operations before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.05 to $1.14	$1.05 to $1.14

CONFERENCE CALL

Management will conduct a conference call on Wednesday, October 27, 2021 at 11:00 AM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Wednesday, October 27, 2021

Time:           11:00 AM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “7193085”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “7193085”

Available Through:   Wednesday, November 3, 2021

Webcast Replay:     www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of  words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 Pandemic, including (a) its impact on the Company’s tenants and their ability to make rent and other payments or honor their commitments under existing leases; (b) the rate and efficacy of COVID-19 vaccines; (c) temporary or permanent migration out of major cities by customers, including cities where the Company’s properties are located, which may have a negative impact on the Company’s tenant's businesses; (d) to the extent the Company was seeking to sell properties in the near term, significantly greater uncertainty regarding the Company's ability to do so at attractive prices, and (e) the potential adverse impact on returns from development and redevelopment projects; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental income	$71,852	$50,300	$212,723	$183,396
Other	1,594	981	4,777	3,078
Total revenues	73,446	51,281	217,500	186,474

Operating expenses
Depreciation and amortization	30,866	34,457	93,601	101,627
General and administrative	9,978	8,625	29,645	26,415
Real estate taxes	11,320	10,689	35,286	31,833
Property operating	12,698	11,559	39,065	41,685
Impairment charges	9,925	—	9,925	51,549
Total operating expenses	74,787	65,330	207,522	253,109

Gain on disposition of properties	—	24	10,521	509
Operating (loss) income	(1,341)	(14,025)	20,499	(66,126)

Equity in earnings (losses) of unconsolidated affiliates	644	(624)	4,013	(155)
Interest and other income	2,354	2,132	6,108	7,156
Realized and unrealized holding gains (losses) on investments and other	47,293	(7,946)	56,511	79,335
Interest expense	(17,334)	(17,752)	(52,080)	(54,373)
Income (loss) from continuing operations before income taxes	31,616	(38,215)	35,051	(34,163)
Income tax (provision) benefit	(59)	(74)	(403)	741
Net income (loss)	31,557	(38,289)	34,648	(33,422)
Net (income) loss attributable to noncontrolling interests	(19,488)	29,259	(13,499)	35,388
Net income (loss) attributable to Acadia	$12,069	$(9,030)	$21,149	$1,966

Less: net income attributable to participating securities	(156)	—	(468)	(233)
Net income (loss) attributable to Common Shareholders - basic and diluted earnings per share	$11,913	$(9,030)	$20,681	$1,733

Weighted average shares for basic and diluted earnings (loss) per share	88,481	86,309	87,217	86,486

Net earnings (loss) per share - basic and diluted (b)	$0.13	$(0.10)	$0.24	$0.02

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net income (loss) attributable to Acadia	$12,069	$(9,030)	$21,149	$1,966

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	23,111	25,106	69,995	73,584
Impairment charges (net of noncontrolling interests' share)	2,294	—	2,294	12,400
Gain on disposition of properties (net of noncontrolling interests' share)	—	(6)	(4,163)	(117)
Income (loss) attributable to Common OP Unit holders	749	(475)	1,371	199
Distributions - Preferred OP Units	123	4	369	372
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$38,346	$15,599	$91,015	$88,404

Adjustments for Special Items:
Less: Albertsons unrealized holding (gain) loss (net of noncontrolling interest share)	(13,384)	2,240	(15,810)	(16,157)
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$24,962	$17,839	$75,205	$72,247

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	88,481	86,309	87,217	86,486
Weighted-average OP Units outstanding	5,121	4,890	5,125	5,027
Assumed conversion of Preferred OP Units to common shares	465	25	465	465
Assumed conversion of LTIP units and restricted share units to common shares	16	—	—	—
Weighted average number of Common Shares and Common OP Units	94,083	91,224	92,807	91,978

Diluted Funds from operations, per Common Share and Common OP Unit	$0.41	$0.17	$0.98	$0.96

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.27	$0.20	$0.81	$0.79

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income (Loss) to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Consolidated operating (loss) income	$(1,341)	$(14,025)	$20,499	$(66,126)
Add back:
General and administrative	9,978	8,625	29,645	26,415
Depreciation and amortization	30,866	34,457	93,601	101,627
Impairment charges	9,925	—	9,925	51,549
Straight-line rent (recoveries) reserves	(258)	13,185	327	19,714
Less:
Above/below market rent, straight-line rent and other adjustments	(4,572)	(3,671)	(14,105)	(6,256)
Gain on disposition of properties	—	(24)	(10,521)	(509)
Consolidated NOI	44,598	38,547	129,371	126,414

Noncontrolling interest in consolidated NOI	(12,576)	(10,335)	(35,810)	(36,327)
Less: Operating Partnership's interest in Fund NOI included above	(3,104)	(2,289)	(8,853)	(8,710)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	2,961	3,133	10,025	12,353
NOI - Core Portfolio	$31,879	$29,056	$94,733	$93,730

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Investments in real estate, at cost
Land	$777,991	$776,275
Buildings and improvements	2,889,285	2,848,781
Tenant improvements	211,588	191,046
Construction in progress	12,341	5,751
Right-of-use assets - finance leases	25,086	25,086
	3,916,291	3,846,939
Less: Accumulated depreciation and amortization	(647,718)	(586,800)
Operating real estate, net	3,268,573	3,260,139
Real estate under development	219,037	247,349
Net investments in real estate	3,487,610	3,507,488
Notes receivable, net	158,468	101,450
Investments in and advances to unconsolidated affiliates	305,668	249,807
Other assets, net	174,750	173,809
Right-of-use assets - operating leases, net	41,577	76,268
Cash and cash equivalents	17,359	19,232
Restricted cash	14,827	14,692
Rents receivable, net	44,386	44,136
Total assets	$4,244,645	$4,186,882

LIABILITIES
Mortgage and other notes payable, net	$1,181,028	$1,204,581
Unsecured notes payable, net	503,966	420,858
Unsecured line of credit	102,905	138,400
Accounts payable and other liabilities	245,697	269,911
Lease liability - operating leases, net	39,743	88,816
Dividends and distributions payable	14,339	147
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,456	15,616
Total liabilities	2,103,134	2,138,329
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 88,451,668 and 86,268,303 shares, respectively	88	86
Additional paid-in capital	1,733,448	1,683,165
Accumulated other comprehensive loss	(43,169)	(74,891)
Distributions in excess of accumulated earnings	(185,373)	(167,046)
Total Acadia shareholders’ equity	1,504,994	1,441,314
Noncontrolling interests	636,517	607,239
Total equity	2,141,511	2,048,553
Total liabilities and equity	$4,244,645	$4,186,882

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K and made available on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income  that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are  indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio and, in particular, the impact of the mark-to-market gain and loss attributable to the Company's investment in Albertsons.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.